Exhibit 8.1

The particulars of the Company’s subsidiaries are set out below, as at December 31, 2003 (each of which is incorporated in the People’s Republic of China).

		Attributable equity
	Registered capital	interests
	Rmb
Name of company	(’000)	Direct	Indirect	Principal activities
Guangxi Yuchai Machinery Company Limited Limited	472,989	76.41%	–	Manufacturing, assembling and selling diesel engines in the PRC
Guangxi Yulin Yuchai Machinery Spare Parts Manufacturing Company Limited	90,170	–	74.22%	Manufacturing and selling spare parts of diesel engines in the PRC
Yuchai Machinery Monopoly Company Limited	30,000	–	54.89%	Trading of spare parts of diesel engines in the PRC
Hangzhou Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Nanchang Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Xiamen Yuchai Machinery Monopoly Company Limited	520	–	54.89%	Trading of spare parts of diesel engines in the PRC
Wulumuqi Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Guiyang Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Guangzhou Yuchai Machinery Monopoly Company Limited	550	–	27.99%*	Trading of spare parts of diesel engines in the PRC
Chengdu Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Nanjing Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Xian Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Hefei Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Shijiazhuang Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC

		Attributable equity
	Registered capital	interests
	Rmb
Name of company	(’000)	Direct	Indirect	Principal activities
Changsha Yuchai Machinery Monopoly Company Limited	550	–	54.89%	Trading of spare parts of diesel engines in the PRC
Jinan Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Chongqing Yuchai Machinery Monopoly Company Limited	550	–	43.91%*	Trading of spare parts of diesel engines in the PRC
Wuhan Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Kunming Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Shenyang Yuchai Machinery Monopoly Company Limited	530	–	54.89%	Trading of spare parts of diesel engines in the PRC
Lanzhou Yuchai Machinery Monopoly Company Limited	530	–	54.89%	Trading of spare parts of diesel engines in the PRC
Zhengzhou Yuchai Machinery Monopoly Company Limited	520	–	54.89%	Trading of spare parts of diesel engines in the PRC
Beijing Jingduo Yuchai Trading Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Baotou Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC
Taiyuan Yuchai Machinery Monopoly Company Limited	500	–	54.89%	Trading of spare parts of diesel engines in the PRC

*	It is a subsidiary that is controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an enterprise so as to obtain benefits from its activities.